UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021

Wesbanco, Inc.

(Exact name of Registrant as Specified in Its Charter)

West Virginia	000-08467	55-0571723
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Bank Plaza, Wheeling, WV		26003
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (304) 234-9000

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $2.0833 Par Value	WSBC	NASDAQ Global Select Market
Depositary Shares (each representing 1/40th interest in a share of 6.75% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series A)	WSBCP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Charlotte A. Zuschlag and Ronald W. Owen’s terms as members of the Wesbanco, Inc. (‘Wesbanco”) Board of Directors expired as of the Annual Meeting of Stockholders held on April 21, 2021.  Both Ms. Zuschlag and Mr. Owen are retiring from the Board because they are not eligible under Wesbanco’s Bylaws to stand for re-election due to the age 70 limitation as of the date of re-election, and not as a result of any disagreement with Wesbanco.  Both Ms. Zuschlag and Mr. Owen have served as members of the Board of Directors of the Corporation since February 10, 2015 as a result of Wesbanco’s acquisition of ESB Financial Corporation.

(e)  On April 21, 2021, the shareholders of Wesbanco approved amendments to the Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock Plan, as amended and restated (the “Plan”).  The shareholders also approved an increase in the number of shares that may be issued under the Plan by 2,000,000 shares.

The terms of the Plan are set forth under the caption “Item 4 Approval of the Wesbanco, Inc. Key Executive Incentive Bonus, Option and Restrict Stock Plan, as amended and restated, including an increase to the number of shares authorized for issuance” in Wesbanco’s definitive proxy statement for its 2021 annual meeting filed with the Securities and Exchange Commission (the “Commission”) on March 17, 2021.  Such !description is incorporated herein by reference and is qualified in its entirety by reference to the Plan, filed as Exhibit 10.1 to this report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Item 1 - Election of Directors

On April 21, 2021, Wesbanco’s Annual Meeting of its Stockholders was held. The following directors were elected to the Board of Directors for a term of three years expiring at the Annual Stockholders' Meeting in 2024:

	For	Withheld	Non Votes
James W. Cornelsen	47,684,826	2,230,223	7,500,673
Robert J. Fitzsimmons	49,346,111	568,938	7,500,673
D. Bruce Knox	47,133,274	2,781,775	7,500,673
Gary L. Libs	49,322,001	593,048	7,500,673
Reed J. Tanner	48,191,119	1,723,930	7,500,673

Item 2 - Approval of an Advisory (Non-Binding) Vote on the Corporation’s Executive Compensation Paid to the Named Executive Officers

Wesbanco's stockholders also approved an advisory (non-binding) proposal on Wesbanco, Inc.'s executive compensation paid to Wesbanco's named executive officers.  The results of the vote were as follows:

	For	Against	Abstain	Non Votes
Advisory vote to approve Wesbanco, Inc.’s executive compensation	46,259,725	2,518,869	1,136,455	7,500,673

Item 3 - Advisory (Non-Binding) Vote Ratifying the Appointment of Independent Registered Public Accounting Firm

Wesbanco's stockholders also approved an advisory (non-binding) proposal ratifying the appointment of Ernst & Young, LLP as Wesbanco's independent registered public accounting firm for the fiscal year ending December 31, 2021. The results of the vote were as follows:

	For	Against	Abstain	Non Votes
Advisory vote to ratify appointment of independent registered public accounting firm	55,621,742	1,118,619	675,361	-

Item 4 - Approval of the Incentive Plan, as Amended and Restated, to Increase the Number of Shares Authorized for Issuance

Wesbanco's stockholders also approved the Wesbanco, Inc. Key Executive Incentive Bonus, Option and Restricted Stock Plan as amended and restated and also approved an increase to the number of shares authorized for issuance under the Plan by 2,000,000 shares. The results of the vote were as follows:

	For	Against	Abstain	Non Votes
To approve Wesbanco, Inc Key Executive Bonus, Option and Restricted Stock Plan, as amended and restated, to increase the number of shares authorized for issuance	46,140,181	2,732,935	1,041,933	7,500,673

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits:

10.1 - Wesbanco, Inc. Incentive Bonus, Option and Restricted Stock Plan, as amended.

104 - Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wesbanco, Inc.
(Registrant)

Date: April 21, 2021	/s/ Robert H. Young
Robert H. Young
Senior Executive Vice President and
Chief Financial Officer